                                                                  Exhibit (p)(3)

                      WESTPEAK INVESTMENT ADVISORS, L.P.
                                Code of Ethics

                             Adopted May 11, 2000


This is the Code of Ethics of Westpeak Investment Advisors, L.P. ("Westpeak").

Things You Need to Know to Use This Code
----------------------------------------

1. Terms in boldface type have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2. To understand what parts of this Code apply to you, you need to know whether you are an Access Person. If you don't know, ask the Compliance Officer.

3.   This Code has three sections:

          Part I:   Applies to All Personnel
          Part II:  Applies to Access Persons
          Part III  Definitions

4. There are also three Reporting Forms that Access Persons have to fill out under this Code. You can get copies of the Reporting Forms from the Compliance Officer.

5. By SEC rule, all the members of the Board of Directors of Westpeak's general partner, Westpeak Investment Advisors, Inc. ("Westpeak, Inc."), are Access Persons, even those who aren't employees of Westpeak. So all Board members are subject to both Part I and Part II of this Code. But if you are a Board member who is not an employee of Westpeak and have no access to information concerning current recommendations or trading by Westpeak, you do not have to comply with the Initial Holdings Report provision in Section A of Part II or the trading restrictions and blackout provisions in Sections B and C of
    Part II.

6. The Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

          . Westpeak expects that waivers will be granted only in rare instances, and

          . some provisions of the Code are mandated by SEC rule and cannot be waived.

                                    PART I
                                    ------
                           Applies to All Personnel
                           ------------------------
              (Including All Members of the Westpeak, Inc. Board)
              ---------------------------------------------------


General Principles -- These apply to all personnel (including all Westpeak, Inc.
------------------
Board Members)

     Westpeak is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for Westpeak or its personnel to

     . use for their own benefit (or the benefit of anyone other than the client) information about Westpeak's trading or recommendations for client accounts; or

     . take advantage of investment opportunities that would otherwise be available for Westpeak's clients.

     Also, as a matter of business policy, Westpeak wants to avoid even the appearance that Westpeak, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

     Westpeak expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.

     Westpeak treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, Westpeak might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, impose a ban on one's personal trading or suspend or terminate your employment.

     Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports in a timely manner, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

     If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Compliance Officer. Don't just guess at the answer.

Gifts to or from Brokers, Clients or Others -- This applies to all personnel
-------------------------------------------
(including all Westpeak, Inc. Board Members)

     No personnel may accept or receive on their own behalf or on behalf of Westpeak any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to Westpeak or its clients or place the recipient or Westpeak in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the Family/Household of Westpeak personnel.

     No personnel may give or receive on their own behalf or on behalf of Westpeak any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the Compliance Officer from time to time (currently $100).

     These policies are not intended to prohibit normal business entertainment. If you are unsure whether something is a gift or business entertainment, ask the
--------------------------------------------------------------------------------
Compliance Officer.
-------------------

Service on the Board or as an Officer of Another Company -- This applies to all
--------------------------------------------------------
personnel (including all Westpeak, Inc. Board Members)

     To avoid conflicts of interest, inside information and other compliance and business issues, Westpeak prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of Westpeak. Approval must be obtained through the Compliance Officer, and will ordinarily require consideration by senior officers or the Board. Westpeak can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of Westpeak nor does it apply to members of Westpeak's board who are not employees of Westpeak.

                                    PART II
                                    -------
                           Applies to Access Persons
                           -------------------------

A.  Reporting Requirements -- These apply to all Access Persons (including all
    ----------------------
Westpeak, Inc. Board Members)

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security, Family/Household and Beneficial Ownership in the "Definitions" section at the end of this Code.

ALSO:  You must file the reports described below, even if you have no holdings,
       ------------------------------------------------------------------------
transactions or accounts to list in the reports.
-----------------------------------------------

     1.  Initial Holdings Reports.  No later than 10 days after you become an
         ------------------------
Access Person, you must file with the Compliance Officer a Holdings Report on Form A (copies of all reporting forms are available from the Compliance Officer). However, for the initial conversion to the new Code, personnel who are Access Persons as of the date this Code goes into effect (May 11, 2000) must file Form A with the Compliance Officer by May 22, 2000.

     Form A requires you to list all Covered Securities in which you (or members of your Family/Household) have Beneficial Ownership (note: if you were an Access Person prior to March 1, 2000, you still must complete Form A, but are exempt from this requirement). Form A also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just
                                                   ---
Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an Access Person. If you are an Access Person on the date this Code goes into effect, this list is due by May 22, 2000 for the period ending March 31, 2000.

     Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an Access Person and, if applicable, an Investment Person under the Code.

     2.  Quarterly Transaction Reports.  No later than 10 days after the end of
         -----------------------------
March, June, September and December each year, you must file with the Compliance Officer a Quarterly Transactions Report on Form B.

     Form B requires you to report all transactions during the most recent calendar quarter in Covered Securities, where you (or a member of your Family/Household) had Beneficial Ownership. It also requires you to either confirm or amend your complete list of all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any
                                                                    ---
securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your Family/Household.

     3.  Annual Holdings Reports.  By January 30 of each year, you must file
         -----------------------
with the Compliance Officer an Annual Holdings Report (as of December 31 of the prior year) on Form C.

     Form C requires you to list all Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership as of December 31 of the prior year. It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or
---
indirect benefit of you or a member of your Family/Household on December 31 of the prior year.

     Form C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an Access Person under the Code.

     4.  Duplicate Confirmations and Account Statements.  If you or any member
         ----------------------------------------------
of your Family/Household have a securities account that holds or will hold Covered Securities with any broker, dealer or bank, you or your Family/Household member must direct that broker, dealer or bank to send, directly to Westpeak's Compliance Officer, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

B.  Transaction Restrictions:  These apply to all Access Persons (except members
    ------------------------
of the Westpeak, Inc. Board who are not employees of Westpeak)

     1.  Preclearance.   You and members of your Family/Household are prohibited
         ------------
from engaging in any transaction in a Covered Security for any account in which you or a member of your Family/Household has any Beneficial Ownership, unless you obtain, in advance of the transaction, written preclearance for that transaction from the Compliance Officer.

     Once obtained, a preclearance is only valid for the day it is granted and
     -------------------------------------------------------------------------
the following three calendar days. The Compliance Officer may revoke a
----------------------------------
preclearance any time after it is granted and before you execute the transaction. The Compliance Officer may deny or revoke preclearance for any reason. In no event will preclearance be granted for any Covered Security if, to the knowledge of the Compliance Officer, Westpeak has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

     2.  Initial Public Offerings and Private Placements.   Neither you nor any
         -----------------------------------------------
member of your Family/Household may acquire any Beneficial Ownership in any Covered Security in an initial public offering. In addition, neither you nor any member of your Family/Household may acquire Beneficial Ownership in any Covered Security in a private placement, except with the specific, advance-written approval of the Compliance Officer, which the Compliance Officer may deny for any reason.

     3.  Prohibition on Short-Term Trading.  Neither you nor any member of your
         ---------------------------------
Family/Household may purchase and sell at a profit, or sell and purchase, a Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of .0 calendar days. If any such transactions occur, Westpeak will require any profits from the transactions to be disgorged for donation by Westpeak to charity.

     4.  15-Day Blackout Period.   No Access Person (including any member of the
         ----------------------
Family/Household of such Access Person) may purchase or sell any Covered Security within the seven calendar days immediately before or after a calendar day on which any client account managed by Westpeak purchases or sells that Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security), unless the Access Person had no actual knowledge that the Covered Security (or any closely related security) was being considered for purchase or sale for any client account. If any such transactions occur, Westpeak will generally require any profits from the transactions to be disgorged for donation by Westpeak to charity. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

NOTE: It sometimes happens that an Access Person who is responsible for making investment recommendations or decisions for client accounts determines -- within the seven calendar days after the day he or she (or a member of his or her Family/Household) has purchased or sold for his or her own account a Covered Security that was not, to the Access Person's knowledge, then under consideration for purchase by any client account --that it would be desirable for client accounts as to which the Access Person is responsible for making investment recommendations or decisions to purchase or sell the same Covered Security (or a closely related security). In this situation, the Access Person MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the Access Person's (or Family/Household member's) own account to avoid conflict with the blackout provisions of this Code. Westpeak recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears that the Access Person acted in good faith and in the best interests of Westpeak's clients.

C.   Exempt Transactions:
     -------------------

          The preclearance requirements, prohibitions on short term trading and the 15-day blackout period do not apply to the following categories of transactions:

 .    Transactions in Covered Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof. (The United States is a member.)

 .    Transactions in common or preferred stocks of a class that is publicly-
     traded and issued by a company with a stock market capitalization of either
                                                                          ------
     at least $5 billion U.S. dollars (or the equivalent in foreign currency) or
                                                                              --
     less than $50 million U.S. dollars (or the equivalent in foreign currency).

 .    Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

 .    Transactions that occur by operation of law or under any other circumstance in which neither the Access Person nor any member of his or her Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

 .    Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Access Person (or Family/Household member) and received by the Access Person (or Family/Household member) from the issuer.

 .    Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

     NOTE: Shares of registered open-end mutual funds, direct obligations of the U.S. Government and certain other investment instruments, are not Covered Securities and are not subject to the pre-clearance requirements, prohibitions on short-term trading, the 15-day blackout period or the reporting requirements of this Code. (See the definition of Covered Security on page 12 of this Code.)

Definitions
-----------

     These terms have special meanings in this Code of Ethics:

          Access Person
          Beneficial Ownership
          Compliance Officer
          Covered Security
          Family/Household
          Initial Public Offering
          Private Placement

     The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

     IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask the Compliance Officer. Don't just guess at the answer.

Access Person means access person as defined in Rule 17j-1 under the Investment
-------------
Company Act, as amended from time to time.  Currently this includes:

 .    Every member of the board of directors of Westpeak's general partner,
     Westpeak Investment Advisors, Inc., even those board members that are not employees of Westpeak.

 .    Every officer of Westpeak

 .    Every employee of Westpeak (or of any company that directly or indirectly has a 25% or greater interest in Westpeak) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any recommendations with respect to such purchases and sales.

Beneficial ownership means any opportunity, directly or indirectly, to profit or
--------------------
share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of Westpeak), even if you don't share in the profits. Beneficial Ownership is a very broad concept. Some examples of forms of Beneficial Ownership include:

     . securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

     . securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

     . securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind
                                    ------
          trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because, unless the arrangement is a "blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

     .    securities in a person's individual retirement account.

     . securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

     .    securities owned by a trust of which the person is either a trustee or
                                                                      -------
          a beneficiary.
            -----------

     . securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

     . securities that are traded on behalf of an investment club of which an Access Person is a club member or which a member of your Family/Household is a member.

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of this Code. You should ask the Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

Compliance Officer means Westpeak's compliance officer or another person that he
------------------
or she has designated to perform the functions of Compliance Officer. For purposes of reviewing the Compliance Officer's own transactions and reports under this Code, the functions of the Compliance Officer are performed by an appropriate designee.

Covered Security means a covered security as defined in Rule 17j-1 under the
----------------
Investment Company Act, as amended from time to time. Currently this means: anything that is considered a "security" under the Investment Company Act of 1940, except:
      ------

     . Direct obligations of the U.S. Government. (Note: This includes only securities supported by the full faith and credit of the U.S. Government, such as U.S. Treasury bonds, and does not include securities issued or guaranteed by federal agencies or government-sponsored enterprises that are not supported by the full faith and credit of the U.S. Government. )

     . Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

     .     Shares of open-end investment companies that are registered under the
                     --------
           Investment Company Act (mutual funds).

Covered Security is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

     .    options on securities, on indexes and on currencies.

     .    investments in all kinds of limited partnerships.

     .    investments in foreign unit trusts and foreign mutual funds.

     . investments in private investment funds, hedge funds and investment clubs.

     . investments in commingled or pooled accounts maintained by a bank or trust company.

If you have any question or doubt about whether an investment is a considered a security or a Covered Security under this Code, ask the Compliance Officer.
                                                --------------------------

Members of your Family/Household include:
                ----------------

     . Your spouse or domestic partner (unless he or she does not live in the same household as you and you do not contribute in any way to his or her support).

     .    Your children under the age of 18.

     . Your children who are 18 or older (if they live in the same household as you and you contribute in any way to their support).

     . Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment: There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding Westpeak's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

                            WESTPEAK INVESTMENT ADVISORS, L.P. -- CODE OF ETHICS



                                    FORM A
                            INITIAL HOLDINGS REPORT


NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER WESTPEAK INVESTMENT ADVISORS, L.P. CODE OF ETHICS (the "CODE"). (PERSONNEL WHO WERE ACCESS PERSONS ON THE DATE THE CODE WENT INTO EFFECT MUST FILE A COMPLETED FORM A WITH THE COMPLIANCE OFFICER BY MAY 22, 2000). TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE. LISTING SOMETHING HERE DOESN'T IMPLY BENEFICIAL OWNERSHIP FOR ANY PURPOSE OTHER THAN REPORTING UNDER THE CODE.

Name of Access Person:_____________________________________________

Date I became an Access Person (the "Reporting Date"):_____________
(for personnel who were Access Persons on the date the Code went into effect, the Reporting Date is May 11, 2000).

Date received by Compliance Officer:_______________________________

Initial Certification:
----------------------

I understand that for purposes of the Code, I am classified as an Access Person.

Initial Holdings Report (check ONE of the following three boxes):
----------------------------------------------------------------

[_] Neither I, nor any member of my Family/Household, has Beneficial Ownership of any Covered Securities.

[_] I am not required to complete APPENDIX A because I was an Access Person prior to March 1, 2000. I understand that I will, however, be required to complete and file each January a FORM C listing all Covered Securities in which I, and/or a member of my Family/Household, had Beneficial Ownership as of December 31 of the most recently completed calendar year.

[_] Attached as APPENDIX A is a complete list of all Covered Securities in which I, and/or a member of my Family/Household, had Beneficial Ownership on the Reporting Date.

Accounts with Brokers, Dealers and/or Banks (check ONE of the following two
---------------------------------------------------------------------------
boxes):
------

[_] Neither I, nor any member of my Family/Household, had, as of the Reporting Date, any accounts with brokers, dealers or banks in which any securities (including securities which are not Covered Securities) are held, and with respect to which I, or any member of my Family/Household, has Beneficial Ownership.

[_] All accounts that I, and/or any member of my Family/Household, maintain with brokers, dealers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I, and/or a member of my Family/Household, had Beneficial Ownership as of the Reporting Date are set forth below:


Name(s) and Address(es)
of Institution(s)                Account Number(s)         Name(s) on Account
-----------------------          -----------------         ------------------

---------------------------    ---------------------    ------------------------

---------------------------    ---------------------    ------------------------

---------------------------    ---------------------    ------------------------

---------------------------    ---------------------    ------------------------

---------------------------    ---------------------    ------------------------

All information provided in this Form A is true and complete to the best of my knowledge.

I have read the Code and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.



                              Signed: ___________________________
                              Date:   ___________________________

Appendix A - Initial Report of all Covered Securities
-----------------------------------------------------

Name of Access Person:______________________________________________


-----------------------------------------------------------------------------------------
Title/Description of Covered Securities       Number of Shares (or Principal Amount, if
                                              not a stock)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

Note:  Please use additional sheets as needed; and/or:
                                               ------
[_] Please see attached brokerage statements for a complete listing of my accounts and holdings.




                            WESTPEAK INVESTMENT ADVISORS, L.P. -- CODE OF ETHICS

                            WESTPEAK INVESTMENT ADVISORS, L.P. -- CODE OF ETHICS


                                    FORM B
                         QUARTERLY TRANSACTION REPORT


NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE. LISTING SOMETHING HERE DOESN'T IMPLY BENEFICIAL OWNERSHIP FOR ANY PURPOSE OTHER THAN REPORTING UNDER THE CODE.

Name of Access Person:________________________________
Reporting Period/Calendar Quarter End Date:___________
Date received by Compliance Officer:__________________

Transactions Report (check ONE of the following two boxes):
-----------------------------------------------------------

[_] There were no transactions in Covered Securities during the most recently completed calendar quarter in which I, or any member of my
     Family/Household, had Beneficial Ownership.

[_] Attached as APPENDIX B is a complete list of all transactions in Covered Securities during the most recently completed calendar quarter in which I, and/or any member of my Family/Household, had Beneficial Ownership, other
                                                                         -----
     than transactions effected through securities accounts as to which a
     ----
     standing order was (and remains) in effect to provide duplicate broker confirmations of all transactions in Covered Securities to the Compliance Officer.

New Securities Accounts (check ONE of the following two boxes):
---------------------------------------------------------------

[_] Neither I, nor any member of my Family/Household, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I, and/or any member of my Family/Household, had Beneficial Ownership.

[_]   During the most recent calendar quarter, I and/or a member of my
     Family/Household established the following account(s) with brokers, dealers or banks in which securities are held, and with respect to which I, and/or any member of my Family/Household, had Beneficial Ownership:

Name(s) and Address(es)
of Institution(s)          Account Number(s)  Name(s) on Account
-------------------------  -----------------  ------------------
-------------------------  -----------------  --------------------
-------------------------  -----------------  --------------------
-------------------------  -----------------  --------------------
-------------------------  -----------------  --------------------
-------------------------  -----------------  --------------------

Quarterly Certification
-----------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the Compliance Officer all transactions required to be reported under the Code. All information provided in this Form B is true and complete to the best of my knowledge.



                              Signed: ___________________________
                              Date:   ___________________________

Appendix B
----------
Transactions in Covered Securities During Most Recent Calendar Quarter

Name of Access Person:_______________________________
Reporting Period/Calendar Quarter:___________________
Date received by Compliance Officer:_________________


[_] I have disclosed below a list of any new quarter through which transactions were effected brokerage account(s) established during the during the period.

------------------------------------------------------------------------------------------------
                                                                           Receipt of Duplicate
                                                                                Statements
                                                             Transactions      Confirmed by
Name of Brokerage Accounts                                   In Account?    Compliance Officer?
                                                                YES/NO            YES/NO
------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------
5.
------------------------------------------------------------------------------------------------

Please list all transactions in Covered Securities below:  *

----------------------------------------------------------------------------------------------------------
              Type                                                                          Institution
              (e.g.,      Title of                              Rate/Maturity              through which
Transaction  purchase,   Securities    Number        Principal      Date                    transaction
   Date       sale)      and Cusip     of Shares      Amount     (if applicable)   Price      effected
   ----       -----      ---------     ---------      ------     ---------------   -----      --------
---------------------------------------------------------------------------------------------------------


 ---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------

* You don't have to list transactions in Covered Securities on this Appendix B if they were effected through securities accounts as to which a standing order was (and remains) in effect to provide duplicate broker confirmation statements to the Compliance Officer.

NOTE:  Please use additional Sheets as needed.

                            WESTPEAK INVESTMENT ADVISORS, L.P. -- CODE OF ETHICS


                                    FORM C
                      ANNUAL CODE OF ETHICS CERTIFICATION
                            ANNUAL HOLDINGS REPORT


NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN JANUARY 30 OF EACH YEAR. TERMS IN BOLDFACE TYPE
HAVE THE MEANINGS SET FORTH IN THE CODE.   LISTING SOMETHING HERE DOESN'T IMPLY
BENEFICIAL OWNERSHIP FOR ANY PURPOSE OTHER THAN REPORTING UNDER THE CODE.

Name of Access Person:______________________________
Calendar Year Covered by this Report:_______________
Date received by Compliance Officer:________________

Annual Certification
--------------------

I hereby certify that during the year covered by this report, I complied with all applicable requirements of the Code and have reported to the Compliance Officer all transactions required to be reported under the Code.

Annual Holdings Report (check ONE of the following two boxes):
--------------------------------------------------------------

[_] As of December 31 of the most recently completed calendar year, neither I, nor any member of my Family/Household, had Beneficial Ownership of any Covered Securities.

[_] Attached as APPENDIX C is a complete list of all Covered Securities in which I, and/or any member of my Family/Household, had Beneficial Ownership as of December 31 of the most recently completed calendar year.

Accounts with Brokers, Dealers and/or Banks (check ONE of the following two
---------------------------------------------------------------------------
boxes):
-------

[_] Neither I, nor any member of my Family/Household, as of December 31 of the most recently completed calendar year, had any accounts with brokers, dealers or banks in which any securities (including securities which are not Covered Securities) were held and with respect to which I, or a member of my Family/Household, had Beneficial Ownership.

[_] All accounts that I and/or any member of my Family/Household maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers or banks in which securities (including securities which are not Covered Securities) were held and with respect to which I, and/or any member of my Family/Household, had Beneficial Ownership are listed below:

Name(s) and Address(es)
of Institution(s)          Account Number(s)  Name(s) on Account
-------------------------  -----------------  ------------------

-------------------------  -----------------  ------------------

-------------------------  -----------------  ------------------

-------------------------  -----------------  ------------------

-------------------------  -----------------  ------------------

-------------------------  -----------------  ------------------


All information provided in this Form C is true and complete to the best of my knowledge.



                              Signed: ___________________________

                              Date:   ___________________________

Appendix C - Annual Report of all Covered Securities
----------------------------------------------------

Name of Access Person:______________________________
Date received by Compliance Officer:________________


-------------------------------------------------------------------------------------------------
Title/Description of Covered Securities          Number of Shares           Principal Amount
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

Note:  Please use additional sheets
       as needed; and/or:
                  -------
[_] Please see attached brokerage statements for a complete listing of my accounts and holdings.